Exhibit 99.1

J.P. Morgan Chase & Co.
270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMORGAN CHASE REPORTS 2003 THIRD QUARTER RESULTS

New York, October 22, 2003 - J.P. Morgan Chase & Co. (NYSE: JPM) today reported 2003 third quarter net income of $1.63 billion, or $0.78 per share. Net income for the third quarter of 2002 was $40 million, or $0.01 per share, and net income for the second quarter of 2003 was $1.83 billion, or $0.89 per share. Return on average common equity for the quarter was 15%.

Last year, results were provided on both a reported basis and an operating basis, which excluded merger and restructuring costs and special items. Operating earnings for the third quarter of 2002 were $325 million, or $0.16 per share.

For the first nine months of 2003, reported net income was $4.86 billion, or $2.35 per share, 137% above last year’s reported results of $2.05 billion, or $1.00 per share, and 83% higher than last year’s operating results of $2.65 billion, or $1.30 per share. Return on average common equity was 15% for the first nine months of 2003.

“Our results for the quarter and the first nine months of 2003 show the substantial progress we have made this year. Our focus on execution against the backdrop of an improving economy has resulted in significant reductions in risk concentrations, strong year-over-year earnings growth and improved competitive positions. I am especially pleased by the improvements in our commercial credit portfolio,” said William B. Harrison, Jr., Chairman and Chief Executive Officer.

Highlights for the third quarter of 2003:

•	Commercial credit costs were approximately $1.5 billion lower than in the third quarter of 2002, while commercial non-performing assets were down 39%.

•	The Investment Bank and Chase Financial Services posted returns on allocated capital of 19% and 20%, respectively.

•	Treasury & Securities Services and Investment Management & Private Banking posted higher revenues, earnings and returns on allocated capital compared to the second quarter of 2003. JPMorgan Partners had private equity gains of $120 million.

Investor Contact:	Ann Borowiec	Media Contact:	Joe Evangelisti
	(212) 270-7318		(212) 270-7438

J.P. Morgan Chase & Co.
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Investment Bank (“IB”)

Earnings were $922 million in the third quarter, compared to a loss of $255 million in the third quarter of 2002 and earnings of $1.09 billion in the second quarter of 2003. Revenues of $3.2 billion were 29% higher than the third quarter of 2002 and 25% lower than the second quarter of 2003. Return on allocated capital was 19% for the quarter, compared to 22% in the second quarter of 2003.

•	Investment banking fees of $636 million were 20% higher than in the third quarter of 2002 because of higher equity underwriting fees and advisory fees, driven by market share gains. Compared to the second quarter of 2003, investment banking fees were down 17% due to lower debt underwriting and loan syndication fees, reflecting lower market volumes. For the first nine months of the year, the firm improved its rankings in Global Announced M&A to #3 and Global Equity & Equity Related to #4 and maintained its #1 ranking in Global Loan Syndications and its #2 ranking in U.S. Investment Grade Bonds.[1]
•	Capital markets and lending revenues for the quarter were $2.57 billion, up 32% from the third quarter of 2002 and down 26% from the second quarter of 2003.
•	Capital markets and lending total return revenues for the quarter were $2.76 billion. Total return revenues represent financial revenues plus the unrealized gains or losses on investment securities and hedges (included in comprehensive income) and internally transfer-priced assets and liabilities. The primary contributor to the difference between financial revenues and total return revenues is Global Treasury. Fixed income capital markets revenues were up 62% from the third quarter of 2002, driven by increased client revenues and significantly higher portfolio management revenues, which related to market making and proprietary risk taking activities. Fixed income revenues were down 28% from the strong levels in the second quarter of 2003 as higher client revenues were more than offset by lower portfolio management revenues, primarily in our global interest rate businesses. Equity capital markets revenues were up substantially from the third quarter of 2002. Compared to the second quarter of 2003, equity capital markets revenues declined 13% with higher revenues in the cash business more than offset by lower revenues in equity derivatives. Global Treasury had revenues of $492 million, up from both the third quarter of 2002 and the second quarter of 2003.
•	Credit costs, reflecting a reduction in the allowance for credit losses, were negative $181 million for the quarter and negative $4 million for the second quarter of 2003. The lower provision resulted from restructurings of several non-performing commercial loans and improvement in the overall credit quality of the portfolio. In the third quarter of 2002, credit costs were $1.32 billion.
•	Expenses of $1.83 billion increased 11% from the third quarter of 2002 primarily driven by higher incentives resulting from improved financial performance, partially offset by lower non-compensation expenses and severance and related costs. Expenses declined 26% from the second quarter of 2003.

Chase Financial Services (“CFS”)

Earnings were $460 million in the third quarter, a decrease of 40% from the third quarter of 2002 and 48% from the second quarter of 2003. Return on allocated capital was 20% for the third quarter compared to 35% in the third quarter of 2002 and 41% in the second quarter of 2003.

•	Revenues were $3.35 billion for the quarter, down 9% from the third quarter of 2002 and 16% from the second quarter of 2003. Home Finance revenues of $662 million, comprised of operating and mortgage servicing hedging revenues, were down 32% from the third quarter of 2002. While markets were extremely volatile during the quarter, the hedging of mortgage servicing rights generated a small net loss of $6 million compared to excess hedging gains of $263 million in the third quarter of 2002 and

1	Derived from Thomson Financial Securities Data

J.P. Morgan Chase & Co.
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$233 million last quarter. Operating revenues were adversely affected by losses from the hedging of pipeline and warehouse loans and by customer rate lock extensions to accommodate record origination volumes. Year to date, Home Finance had record revenues, up 37% over the first nine months of 2002. Auto Finance revenues were $218 million, up 32% from the third quarter of 2002 reflecting continued strong origination volumes. Cardmember Services revenues were up 1% compared to the third quarter of 2002, reflecting slower growth in receivables. Regional Banking and Middle Market average deposits grew 8% and 20%, respectively, from the third quarter of 2002. However, both reported declining revenues as lower interest rates over the last year resulted in reduced net interest income, despite the higher balances.
•	Expenses of $1.74 billion for the quarter were up 5% from the third quarter of 2002 reflecting higher business volumes and higher salaries and benefits.
•	Credit costs of $883 million were 7% higher than the third quarter of 2002. Charge-offs increased 6% from the third quarter of 2002 as average managed loans increased 24%.

Treasury & Securities Services (“T&SS”)

Earnings were $157 million, down 22% from the third quarter of 2002 but up 25% from the second quarter of 2003. The third quarter of 2002 included a $50 million pre-tax gain on the sale of an investment in an overseas securities clearing firm. Excluding this gain, this quarter’s earnings declined 7% from the third quarter of 2002. Return on allocated capital for the quarter was 24%, compared to 31% in the third quarter of 2002 and 18% in the second quarter of 2003.

•	Revenues for the third quarter were $1.01 billion, down 2% from the third quarter of 2002, but up 3% from the second quarter of 2003. Adjusting for the gain last year, revenues were up 3% compared to the third quarter of 2002. Treasury Services revenues increased 7% from the third quarter of 2002 due to higher deposit balances, purchase card revenues and deposit balance deficiency fees. Institutional Trust Services revenues increased 8% from the prior year reflecting increased activity in the asset servicing business, higher deposit balances and the impact of acquisitions. Investor Services revenues declined 3% from the prior year, but increased 3% from the second quarter of 2003.
•	Expenses increased 5% from the third quarter of 2002, reflecting the impact of acquisitions, the cost associated with expensing of options and increased pension costs.

Investment Management & Private Banking (“IMPB”)

Earnings were $85 million in the third quarter, up 25% from the third quarter of 2002 and 27% from the second quarter of 2003. The pre-tax margin in the third quarter of 2003 was 18%, compared to 15% in the third quarter of 2002. Return on allocated capital was 6%, compared to 5% in the third quarter of 2002 and the second quarter of 2003. Return on tangible allocated capital was 25%, compared with 19% in the third quarter of 2002 and 20% in the second quarter of 2003.

•	Revenues of $737 million were 6% above the same period last year and 9% higher than the second quarter of 2003 due primarily to higher global equity valuations and the acquisition of Retirement Plan Services (which closed in the second quarter of 2003).
•	Expenses of $613 million were 9% above the third quarter of 2002 primarily as a result of the acquisition of Retirement Plan Services and higher compensation expenses related to improved performance.
•	Credit costs were negative $7 million for the third quarter of 2003, reflecting recoveries and improved portfolio credit quality. This compared to credit costs of $26 million in the third quarter of 2002.
•	Total assets under supervision were $720 billion at September 30, 2003, up 14% from the third quarter of 2002 and 4% higher than the second quarter of 2003. Not reflected in assets under supervision is the firm’s 44% interest in American Century Companies, Inc., which had assets under management of $80 billion as of the end of the third quarter of 2003.

J.P. Morgan Chase & Co.
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JPMorgan Partners (“JPMP”)

JPMorgan Partners had net operating earnings of $10 million for the quarter compared to net operating losses of $278 million in the third quarter of 2002 and net operating losses of $91 million in the second quarter of 2003. Total net private equity gains were $120 million, compared to a net loss of $299 million in the third quarter of 2002 and a net loss of $22 million in the second quarter of 2003.

•	During the quarter, JPMP’s direct private equity investments recorded net gains of $161 million compared to net losses of $239 million in the third quarter of 2002. The net gains included $134 million in realized cash gains, $26 million in mark-to-market gains on public securities and positive net valuation changes on private investments. The net valuation changes reflected writedowns of $65 million, which were entirely offset by $66 million of writeups related to investments for which recently completed financing activity provided indications of increased value.
•	Limited partner interests held in third-party private equity funds resulted in net losses of $41 million compared to net losses of $60 million in the third quarter of 2002.

Total Expenses
•	Expenses were $5.10 billion, up 10% from operating expenses in the third quarter of 2002. The increase was primarily driven by higher compensation expenses resulting from higher performance-related incentive accruals. Expenses were down 13% from the second quarter of 2003 primarily reflecting lower incentive accruals.
•	For the first nine months of 2003, expenses were $16.47 billion, an increase of 12% from operating expenses for the first nine months of last year. Expenses in the first nine months of 2003 included $100 million added to litigation reserves and $447 million in severance and related, including vacant real estate charges. Operating expenses in the first nine months of 2002 included $390 million in severance and related costs.

  Credit
•	Commercial loan net charge-offs in the third quarter of 2003 were $259 million compared to $834 million in the third quarter of 2002 and $257 million in the second quarter of 2003. The charge-off ratio for commercial loans was 1.09% in the third quarter of 2003, compared to 3.53% in the third quarter of 2002 and 1.20% in the second quarter of 2003.

•	Consumer loan net charge-offs on a managed basis, which includes credit card securitizations, were $826 million, up from $786 million in the third quarter of 2002 and down from $837 million in the second quarter of 2003. On a managed basis, the credit card net charge-off ratio was 5.80% for the third quarter of 2003, compared to 5.51% for the third quarter of 2002 and 6.01% for the second quarter of 2003. Excluding credit card securitizations, consumer net charge-offs were $355 million in the third quarter of 2003 compared to $432 million in the third quarter of 2002 and $357 million in the second quarter of 2003.

•	Credit costs on a managed basis were $694 million in the third quarter of 2003 compared to $2.19 billion in the third quarter of 2002 and $915 million in the second quarter of 2003. In the third quarter of 2003, managed credit costs were $834 million for consumer loans and negative $140 million for commercial loans and lending-related commitments.

•	Allowance for credit losses was $5.08 billion at September 30, 2003, compared to $5.84 billion at September 30, 2002 and $5.47 billion at June 30, 2003.

J.P. Morgan Chase & Co.
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•	Total nonperforming assets were $3.68 billion at September 30, 2003, down 34% from the third quarter of 2002 and 9% from the second quarter of 2003. Commercial criticized exposures (including loans, derivative receivables and unfunded commitments) declined $6.4 billion, or 36%, since September 30, 2002 and $1.5 billion, or 12%, since June 30, 2003.

Total assets and capital
•	Total assets as of September 30, 2003 were $793 billion, compared with $742 billion as of September 30, 2002 and $803 billion as of June 30, 2003. The firm adopted FIN 46 related to variable interest entities in July 2003; prior periods are not restated. Total assets include the effect of adopting FIN 46, which added $15 billion in assets. Commercial loans, excluding the impact of FIN 46, were $77 billion, $20 billion lower than on September 30, 2002 and $14 billion lower than on June 30, 2003. Commercial loans were $88 billion, including $11 billion related to consolidated variable interest entities primarily associated with multi-seller asset-backed commercial paper conduits. Managed consumer loans increased 27% from September 30, 2002 and 7% from June 30, 2003, primarily from increases in mortgage loans. The Tier 1 capital ratio was 8.7% at September 30, 2003. The June 30, 2003 capital ratio was previously reported as 8.7%. The firm changed the way it calculates risk-weighted assets this quarter, and calculating the June 30, 2003 ratio on the same basis as for September 30 would produce a ratio of 8.4% for June 30.

Other financial information (on a pre-tax basis)
•	There were no items characterized by management as non-operating in the first nine months of 2003, as restructuring costs are now included in reported results. Special items in the third quarter of 2002 and the first nine months of 2002 were $431 million and $915 million, respectively, in merger and restructuring costs and real estate charges.

The line of business operating results set forth above for the quarter and for prior periods reflect the revised internal management reporting policies previously disclosed in the firm’s Form 8-K dated July 11, 2003. The line of business results set forth above are presented on an operating or managed basis, which enables management to assess each business and measure overall firm results against targeted goals. The definition of operating basis starts with the reported U.S. GAAP results and then excludes the impact of merger and restructuring costs, credit card securitizations and special items (which management defined as significant nonrecurring gains or losses of $75 million or more during 2002). Both restructuring charges and special items are viewed by management as transactions that are not part of the firm’s normal daily business operations or are unusual in nature and therefore are not indicative of trends.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $793 billion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, investment management, private banking and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in New York and serves more than 30 million consumers nationwide, and many of the world’s most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the Internet at www.jpmorganchase.com.

JPMorgan Chase will hold a conference call for the investment community on Wednesday, October 22, 2003 at 11:00 a.m. (Eastern Daylight Time) to review third quarter 2003 financial results. The dial-in number is (973) 628-9554. A live audio webcast of the call will be available on www.jpmorganchase.com. Slides for the call will also be available on www.jpmorganchase.com. A telephone replay of the presentation will be available beginning at 1:30 p.m. (EDT) on October 22, 2003 and continuing through 6:00 p.m. (EST) on October 28, 2003 at (973) 341-3080 pin #4205256. The replay also will be available on www.jpmorganchase.com beginning at 1:30 p.m. (EDT) on October 22, 2003. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings

J.P. Morgan Chase & Co.
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release and the financial supplement are available on the JPMorgan Chase web site (www.jpmorganchase.com).

This press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our Quarterly Report on Form 10-Q for the quarters ended June 30, 2003 and March 31, 2003 and in the 2002 Annual Report on Form 10-K, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (www.sec.gov), to which reference is hereby made.

J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS — REPORTED BASIS (in millions, except per share, ratio and employee data)

						3QTR 2003						2003
	3QTR		2QTR		3QTR	Over (Under)				YEAR TO DATE		Over (Under)
	2003		2003		2002	2Q 2003		3Q 2002		2003	2002	2002
INCOME STATEMENT
REVENUE:
Investment Banking Fees	$649		$779		$545	(17)%		19%		$2,044	$2,085	(2)%
Trading Revenue	829		1,546		26	(46)		NM		3,673	2,089	76
Fees and Commissions	2,742		2,551		2,665	7		3		7,781	7,792	—
Private Equity Gains (Losses)	120		(29)		(315)	NM		NM		(130)	(678)	81
Securities Gains	164		768		578	(79)		(72)		1,417	816	74
Mortgage Fees and Related Income(a)	(17)		292		512	NM		NM		692	1,080	(36)
Other Revenue	213		64		200	233		7		385	390	(1)

Total Noninterest Revenue	4,700		5,971		4,211	(21)		12		15,862	13,574	17
Net Interest Income	3,048		3,063		2,736	—		11		9,326	8,545	9

Revenue before Provision for Credit Losses	7,748		9,034		6,947	(14)		12		25,188	22,119	14
Provision for Credit Losses	223		435		1,836	(49)		(88)		1,401	3,410	(59)

TOTAL NET REVENUE	7,525		8,599		5,111	(12)		47		23,787	18,709	27

EXPENSE:
Compensation Expense	2,713		3,231		2,367	(16)		15		9,118	7,951	15
Occupancy Expense	391		543		478	(28)		(18)		1,430	1,181	21
Technology and Communications Expense	719		732		625	(2)		15		2,088	1,919	9
Other Expense	1,272		1,226		1,248	4		2		3,732	3,735	—
Surety Settlement and Litigation Reserve (b)	—		100		—	NM		NM		100	—	NM
Merger and Restructuring Costs	—		—		333	NM		NM		—	817	NM

TOTAL NONINTEREST EXPENSE	5,095		5,832		5,051	(13)		1		16,468	15,603	6

Income before Income Tax Expense	2,430		2,767		60	(12)		NM		7,319	3,106	136
Income Tax Expense	802		940		20	(15)		NM		2,464	1,056	133

NET INCOME	$1,628		$1,827		$40	(11)		NM		$4,855	$2,050	137

PER COMMON SHARE
Net Income:
Basic	$0.80		$0.90		$0.01	(11)%		NM		$2.40	$1.01	138%
Diluted	0.78		0.89		0.01	(12)		NM		2.35	1.00	135
Cash Dividends Declared	0.34		0.34		0.34	—		—%		1.02	1.02	—
Share Price at Period End	34.33		34.18		18.99	—		81
Book Value at Period End	21.55		21.53		21.26	—		1

COMMON SHARES OUTSTANDING
Average Common Shares:
Basic	2,012.2		2,005.6		1,986.0	—%		1%		2,006.0	1,982.3	1%
Diluted	2,068.2		2,050.6		2,005.8	1		3		2,047.0	2,009.3	2
Common Shares at Period End	2,039.2		2,035.1		1,995.9	—		2		2,039.2	1,995.9	2

PERFORMANCE RATIOS (c)
Return on Average Assets	0.83%		0.96%		0.02%	(13	)bp	81	bp	0.84%	0.38%	46	bp
Return on Average Common Equity	15		17		—	(200)		1,500		15	7	800

CAPITAL RATIOS
Tier I Capital Ratio	8.7	%(d)	8.4	%(e)	8.7%	30	bp	—	bp
Total Capital Ratio	12.1	(d)	12.0	(e)	12.4	10		(30)
Tier I Leverage Ratio	5.5	(d)	5.5		5.4	—		10

SELECTED BALANCE SHEET ITEMS
Net Loans	$231,448		$222,307		$206,215	4%		12%
Total Assets	792,700		802,603		741,759	(1)		7
Deposits	313,626		318,248		292,171	(1)		7
Long-Term Debt (f)	50,661		49,918		44,552	1		14
Common Stockholders’ Equity	43,948		43,812		42,428	—		4
Total Stockholders’ Equity	44,957		44,821		43,437	—		3

FULL-TIME EQUIVALENT EMPLOYEES	92,940		92,256		95,637	1		(3)

(a)	Includes all mortgage-related noninterest revenues except Securities Gains. Third quarter 2003 amounts reflect $209 million of Mortgage Servicing Fees, Net of Amortization, Writedowns and Derivatives Hedging (previously recorded in Fees and Commissions), $(86) million of Residential Mortgage Origination/Sales Activities (Other Revenue), $(161) million of hedging of pipeline activities (Trading Revenue), and $21 million of all other revenues (Fees and Commissions and Other Revenue).
(b)	Included in the second quarter of 2003 was a $100 million addition to the Enron-related litigation reserve.
(c)	Ratios are based on annualized amounts.
(d)	Estimated
(e)	The Firm changed the way it calculates risk-weighted assets during the third quarter of 2003. The June 30, 2003 Tier 1 and Total Capital ratios of 8.4% and 12.0%, respectively, are calculated on the same basis as for September 30, 2003. The June 30, 2003 Tier 1 and Total Capital ratios were previously reported as 8.7% and 12.4%, respectively. Prior quarters have not been restated.
(f)	Includes Junior Subordinated Deferrable Interest Debentures Held by Trusts that Issued Guaranteed Capital Debt Securities and Guaranteed Preferred Beneficial Interests in Capital Debt Securities Issued by Consolidated Trusts. Excludes Beneficial Interests of Consolidated Variable Interest Entities.

bp — Denotes basis points; 100 bp equals 1%
NM — Not meaningful

J.P. MORGAN CHASE & CO. RECONCILIATION OF QUARTERLY REPORTED TO OPERATING RESULTS (in millions, except per share data)

	THIRD QUARTER 2003
	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)
INCOME STATEMENT
Revenue
Investment Banking Fees	$649	$—	$—	$—	$649
Trading Revenue	829	—	—	449	1,278
Fees and Commissions	2,742	(173)	—	—	2,569
Private Equity — Gains (Losses)	120	—	—	—	120
Securities Gains	164	—	—	—	164
Mortgage Fees and Related Income	(17)	—	—	—	(17)
Other Revenue	213	(14)	—	—	199
Net Interest Income	3,048	658	—	(449)	3,257

Total Revenue	7,748	471	—	—	8,219

Noninterest Expense
Compensation Expense (f)	2,713	—	—	—	2,713
Noncompensation Expense (f)(g)	2,382	—	—	—	2,382
Merger and Restructuring Costs	—	—	—	—	—

Total Noninterest Expense	5,095	—	—	—	5,095

Operating Margin	2,653	471	—	—	3,124
Credit Costs	223	471	—	—	694

Income before Income Tax Expense	2,430	—	—	—	2,430
Income Tax Expense	802	—	—	—	802

Net Income	$1,628	$—	$—	$—	$1,628

EARNINGS PER SHARE — DILUTED	$0.78	$—	$—	$—	$0.78

	THIRD QUARTER 2002
	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)
INCOME STATEMENT
Revenue
Investment Banking Fees	$545	$—	$—	$—	$545
Trading Revenue	26	—	—	386	412
Fees and Commissions	2,665	(237)	—	—	2,428
Private Equity — Gains (Losses)	(315)	—	—	—	(315)
Securities Gains	578	—	—	—	578
Mortgage Fees and Related Income	512	—	—	—	512
Other Revenue	200	(10)	—	—	190
Net Interest Income	2,736	601	—	(386)	2,951

Total Revenue	6,947	354	—	—	7,301

Noninterest Expense Compensation Expense (f)	2,367	—	—	—	2,367
Noncompensation Expense (f)(g)	2,351	—	(98)	—	2,253
Merger and Restructuring Costs	333	—	(333)	—	—

Total Noninterest Expense	5,051	—	(431)	—	4,620

Operating Margin	1,896	354	431	—	2,681
Credit Costs	1,836	354	—	—	2,190

Income before Income Tax Expense	60	—	431	—	491
Income Tax Expense	20	—	146	—	166

Net Income	$40	$—	$285	$—	$325

EARNINGS PER SHARE — DILUTED	$0.01	$—	$0.15	$—	$0.16

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.
(b)	Represents the impact of credit card securitizations. For securitized receivables, amounts that normally would be reported as net interest income and as provision for credit losses are reported as noninterest revenue.
(c)	Includes merger and restructuring costs and other special items. There were no special items reported in the third quarter of 2003. The 2002 third quarter included $333 million (pre-tax) of merger and restructuring costs, and a $98 million (pre-tax) charge for excess real estate capacity.
(d)	On an operating basis, JPMorgan Chase reclassifies trading-related net interest income from Net Interest Income to Trading Revenue.
(e)	In addition to analyzing the Firm’s results on a reported basis, management looks at results on an “operating basis” (or “managed basis”) to assess each of its businesses and to measure overall Firm results against targeted goals. The definition of operating basis starts with the reported U.S. GAAP results and then excludes the impact of merger and restructuring costs, credit card securitizations, and special items (which management defined as significant nonrecurring gains or losses of $75 million or more during 2002). Both restructuring charges and special items are viewed by management as transactions that are not part of the Firm’s normal daily business operations or are unusual in nature and therefore are not indicative of trends. For a more detailed explanation of how the Firm looks at results on an “operating basis,” see Reconciliation from Reported Results to Operating Basis on page 32 of JPMorgan Chase’s June 30, 2003, Quarterly Report on Form 10-Q and on page 22 of JPMorgan Chase’s 2002 Annual Report.
(f)	Includes severance and other related costs associated with expense containment programs implemented in 2002.
(g)	Includes Occupancy Expense, Technology and Communications Expense, Other Expense and Surety Settlement and Litigation Reserve.

J.P. MORGAN CHASE & CO. RECONCILIATION OF YEAR TO DATE REPORTED TO OPERATING RESULTS (in millions, except per share data)

	YEAR TO DATE 2003
	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)
INCOME STATEMENT
Revenue
Investment Banking Fees	$2,044	$—	$—	$—	$2,044
Trading Revenue	3,673	—	—	1,611	5,284
Fees and Commissions	7,781	(464)	—	—	7,317
Private Equity — Gains (Losses)	(130)	—	—	—	(130)
Securities Gains	1,417	—	—	—	1,417
Mortgage Fees and Related Income	692	—	—	—	692
Other Revenue	385	(42)	—	—	343
Net Interest Income	9,326	1,914	—	(1,611)	9,629

Total Revenue	25,188	1,408	—	—	26,596

Noninterest Expense
Compensation Expense (f)	9,118	—	—	—	9,118
Noncompensation Expense (f)(g)	7,350	—	—	—	7,350
Merger and Restructuring Costs	—	—	—	—	—

Total Noninterest Expense	16,468	—	—	—	16,468

Operating Margin	8,720	1,408	—	—	10,128
Credit Costs	1,401	1,408	—	—	2,809

Income before Income Tax Expense	7,319	—	—	—	7,319
Income Tax Expense	2,464	—	—	—	2,464

Net Income	$4,855	$—	$—	$—	$4,855

EARNINGS PER SHARE — DILUTED	$2.35	$—	$—	$—	$2.35

	YEAR TO DATE 2002
	REPORTED	CREDIT	SPECIAL		OPERATING
	BASIS (a)	CARD (b)	ITEMS (c)	RECLASSES (d)	BASIS (e)
INCOME STATEMENT
Revenue
Investment Banking Fees	$2,085	$—	$—	$—	$2,085
Trading Revenue	2,089	—	—	1,212	3,301
Fees and Commissions	7,792	(468)	—	—	7,324
Private Equity — Gains (Losses)	(678)	—	—	—	(678)
Securities Gains	816	—	—	—	816
Mortgage Fees and Related Income	1,080	—	—	—	1,080
Other Revenue	390	(49)	—	—	341
Net Interest Income	8,545	1,526	—	(1,212)	8,859

Total Revenue	22,119	1,009	—	—	23,128

Noninterest Expense
Compensation Expense (f)	7,951	—	—	—	7,951
Noncompensation Expense (f)(g)	6,835	—	(98)	—	6,737
Merger and Restructuring Costs	817	—	(817)	—	—

Total Noninterest Expense	15,603	—	(915)	—	14,688

Operating Margin	6,516	1,009	915	—	8,440
Credit Costs	3,410	1,009	—	—	4,419

Income before Income Tax Expense	3,106	—	915	—	4,021
Income Tax Expense	1,056	—	311	—	1,367

Net Income	$2,050	$—	$604	$—	$2,654

EARNINGS PER SHARE — DILUTED	$1.00	$—	$0.30	$—	$1.30

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.
(b)	Represents the impact of credit card securitizations. For securitized receivables, amounts that normally would be reported as net interest income and as provision for credit losses are reported as noninterest revenue.
(c)	Includes merger and restructuring costs and other special items. There were no special items reported in the first nine months of 2003. The first nine months of 2002 included $817 million (pre-tax) of merger and restructuring costs, and a $98 million (pre-tax) charge for excess real estate capacity.
(d)	On an operating basis, JPMorgan Chase reclassifies trading-related net interest income from Net Interest Income to Trading Revenue.
(e)	In addition to analyzing the Firm’s results on a reported basis, management looks at results on an “operating basis” (or “managed basis”) to assess each of its businesses and to measure overall Firm results against targeted goals. The definition of operating basis starts with the reported U.S. GAAP results and then excludes the impact of merger and restructuring costs, credit card securitizations, and special items (which management defined as significant nonrecurring gains or losses of $75 million or more during 2002). Both restructuring charges and special items are viewed by management as transactions that are not part of the Firm’s normal daily business operations or are unusual in nature and therefore are not indicative of trends. For a more detailed explanation of how the Firm looks at results on an “operating basis,” see Reconciliation from Reported Results to Operating Basis on page 32 of JPMorgan Chase’s June 30, 2003, Quarterly Report on Form 10-Q and on page 22 of JPMorgan Chase’s 2002 Annual Report.
(f)	Includes severance and other related costs associated with expense containment programs implemented in 2002.
(g)	Includes Occupancy Expense, Technology and Communications Expense, Other Expense and Surety Settlement and Litigation Reserve.

J.P. MORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS — OPERATING BASIS (in millions, except per share and ratio data)

				3QTR 2003						YTD 2003
	3QTR	2QTR	3QTR	Over (Under)				YEAR TO DATE		Over (Under)
	2003	2003	2002	2Q 2003		3Q 2002		2003	2002	2002
OPERATING INCOME STATEMENT (a)
OPERATING REVENUE:
Investment Banking Fees	$649	$779	$545	(17)%		19%		$2,044	$2,085	(2)%
Trading-Related Revenue (Includes Trading NII)	1,278	2,025	412	(37)		210		5,284	3,301	60
Fees and Commissions	2,569	2,429	2,428	6		6		7,317	7,324	—
Private Equity Gains (Losses)	120	(29)	(315)	NM		NM		(130)	(678)	81
Securities Gains	164	768	578	(79)		(72)		1,417	816	74
Mortgage Fees and Related Income	(17)	292	512	NM		NM		692	1,080	(36)
Other Revenue	199	40	190	398		5		343	341	1
Net Interest Income (Excludes Trading NII)	3,257	3,210	2,951	1		10		9,629	8,859	9

TOTAL OPERATING REVENUE	8,219	9,514	7,301	(14)		13		26,596	23,128	15

OPERATING EXPENSE:
Compensation Expense (b)	2,713	3,231	2,367	(16)		15		9,118	7,951	15
Noncompensation Expense (b)(c)	2,382	2,601	2,253	(8)		6		7,350	6,737	9

TOTAL OPERATING EXPENSE	5,095	5,832	4,620	(13)		10		16,468	14,688	12

Credit Costs	694	915	2,190	(24)		(68)		2,809	4,419	(36)
Corporate Credit Allocation	—	—	—	NM		NM		—	—	NM

Operating Income before Income Tax Expense	2,430	2,767	491	(12)		395		7,319	4,021	82
Income Tax Expense	802	940	166	(15)		383		2,464	1,367	80

OPERATING EARNINGS	1,628	1,827	325	(11)		401		4,855	2,654	83
Special Items	—	—	(285)	NM		NM		—	(604)	NM

NET INCOME	$1,628	$1,827	$40	(11)		NM		$4,855	$2,050	137

OPERATING BASIS
Diluted Earnings per Share	$0.78	$0.89	$0.16	(12)		388		$2.35	$1.30	81
Shareholder Value Added	311	536	(964)	(42)		NM		995	(1,080)	NM
Return on Average Managed Assets (d)	0.79%	0.92%	0.17%	(13	)bp	62	bp	0.80%	0.47%	33	bp
Return on Common Equity (d)	15	17	3	(200)		1,200		15	8	700
Common Dividend Payout Ratio	44	40	222	400		NM		44	79	(3,500)
Compensation Expense as a % of Revenue	33	34	32	(100)		100		34	34	—
Noncompensation Expense as a % of Revenue	29	27	31	200		(200)		28	29	(100)
Overhead Ratio	62	61	63	100		(100)		62	64	(200)

(a)	See pages 8 and 9 for a reconciliation of reported results to operating basis.
(b)	Includes severance and other related costs associated with expense containment programs implemented in 2002.
(c)	Includes Occupancy Expense, Technology and Communications Expense, Amortization of Intangibles, Other Expense and Surety Settlement and Litigation Reserve.
(d)	Ratios are based on annualized amounts.

J.P. MORGAN CHASE & CO. LINES OF BUSINESS FINANCIAL HIGHLIGHTS SUMMARY (in millions, except per share and ratio data)

				3QTR 2003						YTD 2003
	3QTR	2QTR	3QTR	Over (Under)				YEAR TO DATE		Over (Under)
	2003	2003	2002	2Q 2003		3Q 2002		2003	2002	2002
OPERATING REVENUE
Investment Bank	$3,203	$4,254	$2,481	(25)%		29%		$11,518	$9,291	24%
Treasury & Securities Services	1,013	985	1,029	3		(2)		2,934	2,961	(1)
Investment Management & Private Banking	737	679	695	9		6		2,058	2,189	(6)
JPMorgan Partners	78	(70)	(359)	NM		NM		(270)	(860)	69
Chase Financial Services	3,350	3,976	3,667	(16)		(9)		11,021	10,121	9
Support Units and Corporate	(162)	(310)	(212)	48		24		(665)	(574)	(16)

OPERATING REVENUE	$8,219	$9,514	$7,301	(14)		13		$26,596	$23,128	15

EARNINGS
Investment Bank	$922	$1,086	$(255)	(15)		NM		$2,950	$1,024	188
Treasury & Securities Services	157	126	201	25		(22)		414	503	(18)
Investment Management & Private Banking	85	67	68	27		25		187	250	(25)
JPMorgan Partners	10	(91)	(278)	NM		NM		(298)	(692)	57
Chase Financial Services	460	881	761	(48)		(40)		2,015	1,899	6
Support Units and Corporate	(6)	(242)	(172)	98		97		(413)	(330)	(25)

OPERATING EARNINGS	1,628	1,827	325	(11)		401		4,855	2,654	83
Special Items (Net of Taxes):
Real Estate Charge	—	—	(65)	NM		NM		—	(65)	NM
Merger and Restructuring Costs	—	—	(220)	NM		NM		—	(539)	NM

NET INCOME	$1,628	$1,827	$40	(11)		NM		$4,855	$2,050	137

AVERAGE ALLOCATED CAPITAL
Investment Bank	$18,910	$20,061	$19,448	(6)		(3)		$19,911	$19,779	1
Treasury & Securities Services	2,604	2,765	2,601	(6)		—		2,708	2,678	1
Investment Management & Private Banking	5,490	5,481	5,607	—		(2)		5,470	5,678	(4)
JPMorgan Partners	5,721	5,916	6,183	(3)		(7)		5,873	6,358	(8)
Chase Financial Services	8,991	8,650	8,634	4		4		8,705	8,650	1
Support Units and Corporate	1,415	(114)	(305)	NM		NM		(80)	(1,979)	96

TOTAL ALLOCATED CAPITAL	$43,131	$42,759	$42,168	1		2		$42,587	$41,164	3

EARNINGS PER SHARE – DILUTED
OPERATING EARNINGS	$0.78	$0.89	$0.16	(12)		388		$2.35	$1.30	81
Special Items (Net of Taxes):
Real Estate Charge	—	—	(0.03)	NM		NM		—	(0.03)	NM
Merger and Restructuring Costs	—	—	(0.12)	NM		NM		—	(0.27)	NM

NET INCOME	$0.78	$0.89	$0.01	(12)		NM		$2.35	$1.00	135

OPERATING RETURN ON ALLOCATED CAPITAL
Investment Bank	19%	22%	NM	(300	)bp	NM		20%	7%	1,300	bp
Treasury & Securities Services	24	18	31%	600		(700	)bp	20	25	(500)
Investment Management & Private Banking	6	5	5	100		100		4	6	(200)
Chase Financial Services	20	41	35	(2,100)		(1,500)		31	29	200
OPERATING RETURN ON ALLOCATED CAPITAL	15	17	3	(200)		1,200		15	8	700

J.P. MORGAN CHASE & CO. CONSOLIDATED BALANCE SHEET (in millions)

				Sep 30, 2003
				Over (Under)
	Sep 30	Jun 30	Sep 30	Jun 30	Sep 30
	2003	2003	2002	2003	2002
ASSETS
Cash and Due from Banks	$18,585	$23,398	$18,159	(21)%	2%
Deposits with Banks	10,601	10,393	13,447	2	(21)
Federal Funds Sold and Securities Purchased under Resale Agreements	88,752	69,748	63,748	27	39
Securities Borrowed	37,096	41,067	35,283	(10)	5
Trading Assets:
Debt and Equity Instruments	146,731	139,275	151,264	5	(3)
Derivative Receivables	83,787	93,602	87,518	(10)	(4)
Securities	65,152	82,549	79,768	(21)	(18)
Loans (Net of Allowance for Loan Losses)	231,448	222,307	206,215	4	12
Private Equity Investments	7,797	7,901	8,013	(1)	(3)
Goodwill	8,134	8,132	8,108	—	—
Mortgage Servicing Rights	4,007	2,967	3,606	35	11
Other Intangibles:
Purchased Credit Card Relationships	1,078	1,141	1,337	(6)	(19)
All Other Intangibles	311	320	311	(3)	—
Other Assets	89,221	99,803	64,982	(11)	37

TOTAL ASSETS(a)	$792,700	$802,603	$741,759	(1)	7

LIABILITIES
Deposits	$313,626	$318,248	$292,171	(1)	7
Federal Funds Purchased and Securities Sold under Repurchase Agreements	131,959	155,330	154,745	(15)	(15)
Commercial Paper	14,790	12,382	13,775	19	7
Other Borrowed Funds	8,174	12,176	12,646	(33)	(35)
Trading Liabilities:
Debt and Equity Instruments	87,516	72,825	71,607	20	22
Derivative Payables	68,285	72,831	70,593	(6)	(3)
Accounts Payable, Accrued Expenses and Other Liabilities (including the Allowance for Lending-Related Commitments)	54,333	64,072	38,233	(15)	42
Beneficial Interests of Consolidated Variable Interest Entities	18,399	—	—	NM	NM
Long-Term Debt	43,945	43,371	39,113	1	12
Junior Subordinated Deferrable Interest Debentures Held by Trusts that Issued Guaranteed Capital Debt Securities	6,716	1,108	—	NM	NM
Guaranteed Preferred Beneficial Interests in Capital Debt Securities Issued by Consolidated Trusts	—	5,439	5,439	NM	NM

TOTAL LIABILITIES	747,743	757,782	698,322	(1)	7

STOCKHOLDERS’ EQUITY
Preferred Stock	1,009	1,009	1,009	—	—
Common Stock	2,041	2,036	2,023	—	1
Capital Surplus	13,238	12,898	13,113	3	1
Retained Earnings	28,540	27,633	26,940	3	6
Accumulated Other Comprehensive Income	187	1,293	1,465	(86)	(87)
Treasury Stock, at Cost	(58)	(48)	(1,113)	(21)	95

TOTAL STOCKHOLDERS’ EQUITY	44,957	44,821	43,437	—	3

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$792,700	$802,603	$741,759	(1)	7

(a)	At September 30, 2003, includes an incremental $15 billion related to variable interest entities that were consolidated during the third quarter of 2003 in accordance with FIN 46. Also includes approximately $3 billion of variable interest entities consolidated prior to the third quarter of 2003 that continue to be consolidated in accordance with FIN 46.

J.P. MORGAN CHASE & CO. CREDIT-RELATED INFORMATION (in millions, except ratios)

				Sep 30, 2003
				Over (Under)
	Sep 30	Jun 30	Sep 30	Jun 30		Sep 30
	2003	2003	2002	2003		2002
CREDIT EXPOSURE:
Commercial Loans (a)	$88,408	$91,056	$97,486	(3)%		(9)%
Derivative Receivables (b)	83,787	93,602	87,518	(10)		(4)
Other Receivables (c)	108	108	1,130	—		(90)

Total Commercial Credit-Related Assets	172,303	184,766	186,134	(7)		(7)
Lending-Related Commitments (d)(e)	209,042	229,119	238,150	(9)		(12)

Total Commercial Credit Exposure (f)	381,345	413,885	424,284	(8)		(10)
Managed Consumer Loans (g)	182,108	170,127	143,835	7		27

Total Credit Portfolio	$563,453	$584,012	$568,119	(4)		(1)

NET CHARGE-OFFS:
Commercial Loans	$259	$257	$834	1		(69)
Lending-Related Commitments	—	—	—	NM		NM

Total Commercial Credit Exposure	259	257	834	1		(69)
Managed Credit Card (g)	734	748	687	(2)		7
All Other Consumer	92	89	99	3		(7)

Total Managed Consumer Loans	826	837	786	(1)		5

Total Credit Portfolio	$1,085	$1,094	$1,620	(1)		(33)

NET CHARGE-OFF RATES — ANNUALIZED:
Total Commercial Loans	1.09%	1.20%	3.53%	(11	)bp	(244	)bp
Managed Credit Card	5.80	6.01	5.51	(21)		29
Total Credit Portfolio	0.88	0.91	1.36	(3)		(48)

NONPERFORMING ASSETS:
Commercial Loans	$2,598	$2,963	$3,596	(12)%		(28)%
Derivative Receivables	260	276	169	(6)		54
Other Receivables (c)	108	108	1,130	—		(90)
Consumer Loans	513	493	507	4		1
Assets Acquired in Loan Satisfactions	203	227	140	(11)		45

Total Credit Portfolio (h)	$3,682	$4,067	$5,542	(9)		(34)

(a)	At September 30, 2003, includes $10.9 billion of exposure related to consolidated variable interest entities in accordance with FIN 46, of which $10.4 billion is associated with multi-seller asset-backed commercial paper conduits.
(b)	At September 30, 2003, Derivative Receivables decreased $360 million in accordance with FIN 46.
(c)	Represents, at September 30, 2003, the Enron-related letter of credit, which continues to be the subject of litigation with a credit-worthy entity and which was classified in Other Assets.
(d)	At September 30, 2003, total commitments related to asset-backed commercial paper conduits consolidated in accordance with FIN 46 are $18.7 billion, of which $6.8 billion is included in Lending-Related Commitments. The remaining $11.9 billion of commitments related to these variable interest entities were excluded as their underlying assets are reported as follows: $10.4 billion in Loans and $1.5 billion in Available-for-sale Securities.
(e)	Includes unused advised lines of credit of $20 billion at September 30, 2003, $19 billion at June 30, 2003, and $18 billion at September 30, 2002.
(f)	Includes all Enron-related credit exposures. Credit exposure excludes risk participations and does not reflect the benefit of credit derivative hedges or liquid collateral held against derivatives contracts.
(g)	Includes securitized credit card receivables.
(h)	Nonperforming assets exclude nonaccrual loans held for sale (“HFS”) of $192 million at September 30, 2003. HFS loans are carried at the lower of cost or market, and declines in value are recorded in Other Revenue.